PennantPark Investment Corporation Announces Quarterly Distribution of $0.24 per Share

NEW YORK, NY -- (Marketwire - March 12, 2009) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) declares its second fiscal quarter 2009 distribution of $0.24 per share, payable on April 1, 2009 to stockholders of record as of March 24, 2009. Distributions may be paid from taxable earnings and from other sources. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year. The Company is a business development company that invests primarily in U.S. middle-market companies in the form of mezzanine loans, senior secured loans and equity.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

For More Information Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us on the web at:  www.pennantpark.com